UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 21, 2021
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2021, as part of WEC Energy Group, Inc.’s (the “Company”) long-term succession plan, the Board of Directors of the Company (the “Board”) approved certain management changes.

The Board appointed Scott J. Lauber, the Company’s Senior Executive Vice President and Chief Operating Officer since June 1, 2020, to replace J. Kevin Fletcher as President and Chief Executive Officer of the Company, effective February 1, 2022. Mr. Fletcher, who announced his plan to retire in June 2022, will serve as a senior adviser from February 1, 2022 until his retirement to help with a smooth transition.

Mr. Lauber will report to Gale E. Klappa, Executive Chairman of the Board, who will continue to serve in that role until May 2024.

In addition to serving as Senior Executive Vice President and Chief Operating Officer of the Company, Mr. Lauber, age 56, serves in senior leadership roles at the Company’s significant utility and non-utility subsidiaries. Mr. Lauber has served in a number of positions with increasing responsibilities since joining the Company in 1990. He was appointed Senior Executive Vice President effective February 2019 and Chief Financial Officer effective April 2016, a position he held until June 1, 2020. Prior to these appointments, Mr. Lauber held the following positions with the Company: Executive Vice President from April 2016 to February 2019; Treasurer from October 2018 to October 2019 and February 2013 to March 2016; and Vice President from February 2013 to March 2016.

Mr. Lauber’s and Mr. Fletcher’s compensation arrangements for their new roles have not yet been determined, but will be prior to February 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: October 25, 2021	William J. Guc, Vice President and Controller

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